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                                                                   EXHIBIT 24.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Amendment No. 3 to the registration statement on Form S-1 (File No. 333-03739) of our reports dated March 15, 1996, on our audits of the consolidated financial statements and financial statement schedule of Omnipoint Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our Firm under the captions "Selected Consolidated Financial Data" and "Experts".

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts

June 26, 1996